Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Fusion Fuel Green plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, US$0.0001 par value	457(0)	(2)	(2)	(2)	--	--
Fees to Be Paid	Equity	Preference shares, US$0.0001 par value	457(0)	(2)	(2)	(2)	--	--
Fees to Be Paid	Equity	Warrants	457(0)	(2)	(2)	(2)	--	--
Fees to Be Paid	Debt	Debt securities	457(0)	(2)	(2)	(2)	--	--
Fees to Be Paid	Other	Units	457(0)	(2)	(2)	(2)	--	--
Fees to Be Paid	Unallocated (Universal) Shelf	--	457(0)	(2)	(2)	$75,000,000	0.0000927	$6,952.50

Total Offering Amounts	$75,000,000
Total Fees Previously Paid	--
Net Fee Due	$6,952.50

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act and General Instruction II.C to Form F-3, the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of Class A ordinary shares, preference shares, warrants to purchase ordinary shares, warrants to purchase any of the securities offered hereby, debt securities and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $[•]. Pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of ordinary shares as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions.

(2)	Omitted pursuant to General Instruction II.C of Form F-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.